UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

KURA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KURA ONCOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Kura Oncology, Inc., a Delaware corporation, to be held on Tuesday, June 21, 2022, at 8:30 a.m. Pacific Time (the “Annual Meeting”). In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast at www.proxydocs.com/KURA. You will not be able to attend the meeting in person. The Annual Meeting is being held for the following purposes:

1. To elect the three nominees for Class II director named in the accompanying proxy statement to serve for three-year terms until the 2025 Annual Meeting of Stockholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the record date for the Annual Meeting for April 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/KURA and entering the control number included in your Notice of Internet Availability of Proxy Materials, proxy card or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. The webcast will start at 8:30 a.m. Pacific Time on Tuesday, June 21, 2022. We currently intend to resume holding in-person annual meetings once circumstances return to normal.

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the virtual meeting, we urge you to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

The Notice of 2022 Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report on Form 10-K are available at the following website: www.proxydocs.com/KURA.

By Order of the Board of Directors,

Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

April 28, 2022

12730 High Bluff Drive, Suite 400

San Diego, California 92130

KURA ONCOLOGY, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 21, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Kura Oncology, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Kura”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 12, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 22, 2022.

What is the format of the Annual Meeting?

In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, this year the Annual Meeting will be held through a live webcast at www.proxydocs.com/KURA. You will not be able to attend the meeting in person. We intend to resume holding in-person annual meetings once circumstances return to normal. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/KURA. The webcast will begin at 8:30 a.m. Pacific Time on June 21, 2022.
•
Stockholders may vote and submit questions during the Annual Meeting via live webcast.
•
To enter the meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials. If you do not have your control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.
•
Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/KURA.

We do not intend to post questions received during the Annual Meeting on our website.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the control number located in the gray box included on your Notice, your proxy card or the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/KURA.

1.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 66,636,105 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2022 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•
Election of the three nominees for Class II director named in this proxy statement to serve for three-year terms until the 2025 Annual Meeting of Stockholders (Proposal 1);
•
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2); and
•
The advisory approval of the compensation of our named executive officers, as disclosed in the proxy statement (Proposal 3).

What vote is required to approve each proposal and how are the votes counted?

Proposal 1: Election of Directors: Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting – that is, the three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm: The affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will have the effect of votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

Proposal 3: Advisory Vote on Executive Compensation: The advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. We value the opinions expressed by our stockholders in this advisory vote, and the Compensation Committee of our Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of this vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions will have the effect of votes against this proposal and broker non-votes will have no effect on the results of this proposal.

2.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” the three nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or you may abstain from voting for the proposal. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•
To vote at the Annual Meeting, we are hosting a virtual stockholder meeting where you can view the meeting, submit questions and vote online at www.proxydocs.com/KURA. To access the live online meeting, you will need to register at www.proxydocs.com/KURA using the control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. If you do not have your control number and attend the meeting online, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.
•
To vote over the telephone prior to the Annual Meeting, dial toll-free 1-866-829-5219 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 8:30 a.m. Pacific Time on June 21, 2022 to be counted.
•
To vote through the internet prior to the Annual Meeting, go to www.proxypush.com/KURA to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 8:30 a.m. Pacific Time on June 21, 2022 to be counted.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Kura. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

3.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares, your bank, broker or other agent, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares which cannot be voted on non-routine matters result in what are commonly referred to as “broker-non-votes.” Proposal 2, to ratify the selection of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters. If you do not instruct your broker, bank, or other agent how to vote your shares, such bank, broker or agent (1) will be entitled to vote your shares on Proposal 2 to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director named in this proxy statement, “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and “For” the approval of the compensation for our executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to our Secretary at 12730 High Bluff Drive, Suite 400, San Diego, CA 92130. To be timely, a written notice revoking your proxy must be received by 8:30 a.m. Pacific Time on June 21, 2022.

4.

•
You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2023 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 12, 2023, to the attention of our Secretary at 12730 High Bluff Drive, Suite 400, San Diego, CA 92130. If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 21, 2023 and March 23, 2023, provided that, if our 2023 Annual Meeting of Stockholders is earlier than May 22, 2023 or later than July 21, 2023, your written request must be received by our Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 66,636,105 shares outstanding and entitled to vote. Thus, the holders of at least 33,318,053 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

5.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of eight members. There are three directors in Class II, whose term of office expires at the Annual Meeting: Helen Collins, M.D., Thomas Malley and Carol Schafer. Dr. Collins, Mr. Malley and Ms. Schafer, each current directors of the Company, have been nominated for re-election at the Annual Meeting by the Board of Directors and were each recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2025 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2021 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting

Helen Collins, M.D., 60, has served as a member of our Board of Directors since July 2021. Previously, Dr. Collins served in positions of increasing responsibility at Five Prime Therapeutics, Inc., a publicly-held biotechnology company, from June 2016 until the company’s acquisition by Amgen Inc. (“Amgen”) in April 2021, most recently as Executive Vice President and Chief Medical Officer. Prior to that, from June 2013 to June 2016, Dr. Collins held positions of increasing responsibility at Gilead Sciences, Inc. (“Gilead”), most recently as Program and Clinical Lead for Gilead’s GS-5829 (BET inhibitor) and GS-4059 (BTK inhibitor) programs, and Amgen from November 2009 to May 2013, most recently as Global Lead of Oncology Biosimilars. Prior to her career in the biopharma industry, Dr. Collins practiced as a medical oncologist/hematologist for 12 years. She earned her M.D. from Johns Hopkins University School of Medicine, completing her residency at Johns Hopkins Hospital and oncology fellowship at Stanford University School of Medicine, and her B.A. from Bryn Mawr College.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Collins’s extensive experience in oncology drug discovery and development, the design and conduct of clinical trials, management of a global, clinical development organization, strategic partnering in the pharmaceutical industry, and the duties and responsibilities of being a member of an executive leadership team of a publicly-traded biopharmaceutical company qualify her to serve on our Board of Directors.

6.

Thomas Malley, 53, has served as a member of our Board of Directors since October 2015. Mr. Malley has served as President of Mossrock Capital, LLC (“Mossrock”), a private investment firm, since May 2007. He worked for Janus Mutual Funds (“Janus”) in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus healthcare team of analysts. From 1991 to 1998, Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley has been a director of Kiniksa Pharmaceutical Corp., a public biopharmaceutical company, since December 2016 and BeiGene, Ltd., a public biotechnology company, since January 2016. Mr. Malley holds a B.S. in Biology from Stanford University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Malley’s extensive experience as an equity analyst, portfolio manager and member of other boards of directors of publicly-traded companies in the biopharmaceutical industry qualify him to serve on our Board of Directors.

Carol Schafer, 58, has served as a member of our Board of Directors since June 2021. Ms. Schafer previously worked at Wells Fargo Securities from 2007 to 2018, most recently as Vice Chair, Equity Capital Markets. Prior to that, Ms. Schafer served as Vice President of Finance and Business Development at Lexicon Pharmaceuticals, Inc. from 2003 to 2007. Earlier, she held positions of increasing responsibility at J.P. Morgan, most recently serving as Managing Director of Equity Capital Markets. Ms. Schafer has served on the board of directors of Insmed Incorporated, a publicly-held biopharmaceutical company, since April 2020, Repare Therapeutics Inc., a publicly-held oncology company, since March 2019, and Idera Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, since December 2018, and she previously served on the board of Five Prime Therapeutics, Inc., a publicly-held oncology company, from May 2019 until its acquisition by Amgen in April 2021. She holds an M.B.A from New York University’s Stern School of Business and a B.A. from Boston College.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Schafer’s extensive experience in financial services, including capital raising and investor relations in the pharmaceutical industry, operating experience for biopharmaceutical companies, and her experience serving in executive roles and on other boards of directors of publicly-traded biopharmaceutical companies qualify her to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2023 Annual Meeting

Diane Parks, 69, has served as a member of our Board of Directors since October 2019. From February 2016 to July 2018, Ms. Parks served as Senior Vice President, Head of U.S. Commercial for Kite Pharma, Inc., a publicly-held biopharmaceutical company, which was acquired by Gilead, where she developed and executed the strategic plan for the commercial launch of Yescarta®, the first CAR-T therapy approved for large B-cell lymphoma. From October 2014 to October 2015, Ms. Parks served as Vice President, Head of Global Marketing for Pharmacyclics, Inc., a publicly-held biopharmaceutical company, which was acquired by AbbVie, Inc., where she was responsible for the marketing strategy and launch of Imbruvica®. From 2007 to 2014, she served as Vice President, Sales for Amgen, a publicly-held biotechnology company, where she successfully led the hospital and nephrology sales teams. From 1999 to 2002, she served as Senior Vice President, Specialty Biotherapeutics and Managed Care for Genentech, Inc., a publicly-held biotechnology company, which was acquired by F. Hoffmann-La Roche AG. She currently serves on the boards of Calliditas Therapeutics AB, a publicly-held biopharmaceutical company, Soligenix, Inc., a publicly-held biopharmaceutical company, and TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company. Ms. Parks earned an M.B.A. from Georgia State University and a B.S. from Kansas State University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Parks’ extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as her expertise in leading the overall strategy, organization and operations for oncology product commercial launches qualifies her to serve on our Board of Directors.

7.

Steven H. Stein, M.D., 55, has served as a member of our Board of Directors since January 2017. Dr. Stein has served as Executive Vice President and Chief Medical Officer of Incyte Corporation, a publicly-held biopharmaceutical company, since March 2015. Prior to that, from May 2011 to February 2015, Dr. Stein served as Senior Vice President, U.S. Clinical Development & Medical Affairs at Novartis Oncology U.S. (“Novartis”), a healthcare company. Prior to Novartis, Dr. Stein worked at GlaxoSmithKline plc as Vice President, Global Oncology, Clinical Development and also as Head of Medicines Development for Hematology and Supportive Care. Dr. Stein earned his M.D. from the University of Witwatersrand in Johannesburg, South Africa.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stein’s extensive experience in research and development activities, the design and conduct of clinical trials, management of a global, clinical development organization, engagement with research analysts and public stockholders as well as the duties and responsibilities of being a member of an executive leadership team of a publicly-traded biopharmaceutical company qualify him to serve on our Board of Directors.

Mary T. Szela, 58, has served as a member of our Board of Directors since November 2018. Ms. Szela has served as Chief Executive Officer and President and a member of the Board of Directors of TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company, since January 2018. From January 2016 to November 2016, Ms. Szela served as Chief Executive Officer of Aegerion Pharmaceuticals, Inc. (“Aegerion”), a publicly-held biopharmaceutical company, and served on its Board of Directors. In November 2016, Aegerion merged with QLT Inc. to form Novelion Therapeutics Inc., a publicly-held biopharmaceutical company, where, until November 2017, Ms. Szela served as Chief Executive Officer and as a member of its Board of Directors. Ms. Szela served as the Chief Executive Officer of Melinta Therapeutics, Inc. (“Melinta”), a publicly-held antibiotic development company, from April 2013 to August 2015. Ms. Szela has served on the Board of Directors of Coherus Biosciences, Inc., a publicly-traded biopharmaceutical company, since July 2014, Alimera Sciences, Inc., a publicly-traded drug development company, since June 2018, Senda Biosciences, Inc., a privately held therapeutic platform company, since October 2020, Omega Therapeutics, Inc., a privately-held development-stage biotechnology company, since 2019, and Prometheus Biosciences, Inc., a publicly-traded biopharmaceutical company, since February 2021. Previously, Ms. Szela joined Abbott Laboratories (“Abbott”) in 1987 and held several leadership positions, including Senior Vice President of Global Strategic Marketing from January 2010 to May 2012 and Senior Vice President of U.S. pharmaceuticals from September 2008 to December 2009. Prior to Abbott, Ms. Szela worked for the University of Illinois Hospital. Ms. Szela earned a B.S. in Nursing and an M.B.A. from the University of Illinois.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Szela’s extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as her expertise in pharmaceutical company operations, development and commercial strategy, strategic partnering and commercial operations qualifies her to serve on our Board of Directors.

Directors Continuing in Office Until the 2024 Annual Meeting

Troy E. Wilson, Ph.D., J.D., 53, has served as our President and Chief Executive Officer and as the Chairman of our Board of Directors since March 2015. Dr. Wilson co-founded Kura in August 2014 and has served as the President and Chief Executive Officer as well as a member of the Company’s Board of Directors since August 2014. Dr. Wilson served as President and Chief Executive Officer of Wellspring Biosciences, Inc., a privately-held biopharmaceutical company, and its parent company, Araxes Pharma LLC, (“Araxes”), from July 2012 to March 2019 and as President and Chief Executive Officer of Avidity Biosciences, Inc., a privately-held biopharmaceutical company, from November 2012 to February 2019. Dr. Wilson served as the President and Chief Executive Officer and a member of the Board of Directors of Intellikine, Inc., a privately-held biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively, until its acquisition by Takeda Pharmaceutical Company Limited. He has also been Executive Chairman and a member of the Board of Directors of Abintus Bio, Inc., a privately-held biopharmaceutical company, since November 2020, a member of the Board of Directors of Puma Biotechnology, Inc., a publicly-held biopharmaceutical company, since October 2013, and Chairman and a member of the Board of Directors of Avidity Biosciences, Inc., a publicly-held biopharmaceutical company, since February 2019 and November 2012, respectively. Dr. Wilson holds a J.D. from New York University and a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Wilson’s experience in building and operating biopharmaceutical companies, oncology drug discovery and development, strategic partnering, capital raising and investor relations in the pharmaceutical industry as well as his experience serving in executive roles and on other boards of directors qualify him to serve on our Board of Directors, including serving as our chairman.

8.

Faheem Hasnain, 63, has served as a member of our Board of Directors since April 2015 and as our Lead Independent Director since March 2020. Mr. Hasnain has served as Chairman of the Board of Directors of Gossamer Bio, Inc., a publicly-held biopharmaceutical company, since January 2018 and as Chief Executive Officer since November 2020 and previously served as Chief Executive Officer from January 2018 to July 2018. He has also served as Chairman of the Board of Directors of Mirati Therapeutics, Inc., a publicly-held biotechnology company, since February 2019, and of Aspen Neuroscience, Inc., a privately-held biotechnology company, since April 2020. Previously, Mr. Hasnain was the President, Chief Executive Officer and on the Board of Directors of Receptos, Inc., a publicly-held biopharmaceutical company, from November 2010 until the company’s acquisition by Celgene Corporation in August 2015. Prior to that, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation, a publicly-held biology driven antibody company with a focus in multiple sclerosis and oncology. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. (“PDL BioPharma”), a publicly-held biopharmaceutical company, from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc. (“Biogen”), a publicly-held biotechnology company specializing in neurological disorders, autoimmune disorders and cancer, most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol Myers Squibb Co., where he was President of the Oncology Therapeutics Network, and at GlaxoSmithKline plc and its predecessor organizations. He was Chairman of the Board of Directors of Panacea Acquisition Corp., a newly incorporated special purpose acquisition company, from May 2020 through February 2021, Tocagen Inc., a publicly-held gene therapy company, from November 2014 through January 2020, and Vital Therapies, Inc., a publicly-held biotherapeutic company, from September 2017 through October 2019, and previously a director since August 2016. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hasnain’s extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as his experience building and operating biopharmaceutical companies, development and commercialization of oncology products, strategic partnering and capital raising and investor relations in the biopharmaceutical industry qualify him to serve on our Board of Directors.

9.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Wilson, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure

Our Board of Directors has a Chairman of the Board of Directors, Dr. Wilson, who has authority to, among other things, call and preside over meetings of the Board of Directors, set meeting agendas, and determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We have chosen to combine the Chief Executive Officer and Chairman of the Board of Directors positions. We believe that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. In our view, combining the positions of Chief Executive Officer and Chairman of the Board of Directors facilitates coordinated leadership, which supports good decision-making and strengthens our ability to develop and implement strategy. We believe that combining the positions of Chief Executive Officer and Chairman of the Board of Directors provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairman of the Board of Directors is better positioned to act as a bridge between management and the Board of Directors, facilitating the regular flow of information. We also believe that it is advantageous to have a Chairman of the Board of Directors with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board of Directors. We believe that this Board of Directors leadership structure is the most efficient and appropriate for us. The challenges faced by us at this stage are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business.

Our Board of Directors also believes that strong, independent Board leadership is a critical component of effective corporate governance and, therefore, the Board of Directors has established the position of Lead Independent Director, adopted a Lead Independent Director Charter and appointed Mr. Hasnain to serve as our Lead Independent Director.

The Lead Independent Director is elected annually by a majority of the independent directors upon receiving a recommendation from the Nominating and Corporate Governance Committee. The Lead Independent Director’s responsibilities are set forth in the Lead Independent Director Charter include:

•
presiding at all meetings of the Board of Directors at which the Chairman is not present;
•
ensuring that independent directors have adequate opportunities to meet and discuss issues in session of the independent directors without management of the Company present, and serving as chair of such meetings;
•
serving as principal liaison between the independent directors and the Chief Executive Officer and between the independent directors and senior management of the Company;
•
communicating to management of the Company, as appropriate, the results of meeting sessions among independent directors;
•
responding directly to stockholder questions that are directed to the Lead Independent Director or the independent directors as a group;

10.

•
in conjunction with the Chairman, ensuring that resources and expertise are available to the Board of Directors so that it may function effectively and efficiently (including the retention of any outside advisors) and ensuring that any outside advisors retained by the Board of Directors are appropriately qualified and independent in accordance with applicable law;
•
in consultation with the Nominating and Corporate Governance Committee, review and report on the results of Board of Directors and committee performance self-evaluations and solicit feedback from members of the Board of Directors individually or collectively and facilitate Board of Directors discussions regarding Board of Directors effectiveness and composition; and
•
performing such other duties as the Board of Directors may from time to time direct.

Our Lead Independent Director Charter can be found on our website at www.kuraoncology.com. The independent directors regularly meet in executive sessions in connection with regular meetings of the Board of Directors.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Kura Oncology, Inc., 12730 High Bluff Drive, Suite 400, San Diego, CA 92130. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.kuraoncology.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Commitment to Corporate Responsibility

As a company driven by its mission to transform patients’ lives, we take our responsibility to patients, employees, the medical community and the communities in which we live and work very seriously. While we look to further expand our environmental, social and governance (“ESG”) strategy, we have already focused on the following areas:

Environmental Impact. We are cognizant of our responsibility to our broader environment and have supported several green measures in an effort to reduce the Company’s carbon footprint, including limiting electricity usage, increasing recycling efforts, providing reusable dishes and cutlery to employees, making available electric car chargers, and limiting waste in food service distribution. We are also planning to implement a composting initiative in 2022.

11.

Social Impact. Our future performance depends significantly upon the continued service of our key scientific, technical and senior management personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock option and restricted stock unit awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave and flexible work schedules, among other benefits. We have taken proactive action throughout the COVID-19 pandemic to protect the health and safety of our employees. We expect to continue to implement these measures until we determine that the COVID-19 pandemic is adequately contained for purposes of our business. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.

Diversity and Inclusion. We strive to invest in and create ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. We currently have four female directors (50%) and three female executive officers (60%). We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. Hiring for diversity of thought, background and experience, and diversity of personal characteristics such as gender, race and ethnicity continues to be an area of focus as we grow the Company. As of March 31, 2022, women make up approximately 69% of our workforce. We are also committed to building a racially and ethnically diverse workforce. As of March 31, 2022, racially diverse employees (those self-identifying as Black or African American, Hispanic or Latino, Asian, or being two or more races) make up approximately 29% of our workforce (9% of our employees declined to self-identify, or otherwise did not provide us with this information).

Ethics and Corporate Governance. We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Business Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) be truthful and honest both internally and in our business dealings with each other, and (ii) make all decisions responsibly, constructively and equitably without bias as to race, color creed, religion, national origin, sex, marital status, age, veteran’s status or membership in any other protected class or receipt of public assistance.

Meetings of the Board of Directors

The Board of Directors held seven meetings and acted by unanimous written consent without a meeting four times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2021 for each of the committees of the Board of Directors:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Helen Collins, M.D.(1)	—		—		—
Faheem HasnainI	X		X		—
Robert E. Hoffman(2)	X		—		X
Thomas Malley	X		—		X	*
Diane Parks	—		X		X
Carol Schafer**(3)	X	*	—		—
Steven H. Stein, M.D.	—		X		X
Mary T. Szela	X		X	*	—
Total meetings in 2021	4		5		4

12.

I Lead Independent Director

* Committee Chairperson

** Financial Expert

(1) Dr. Collins became a member of the Board of Directors in July 2021.

(2) Mr. Hoffman was the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee until his resignation on August 3, 2021.

(3) Ms. Schafer became a member of the Board of Directors and the Audit Committee in June 2021 and became the Chair of the Audit Committee on August 3, 2021.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial, strategic, operational, regulatory and other business-related risk exposures and management risks relating to data privacy, technology and information security (including cyber security and backup information systems), including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing on a periodic basis and approving changes to our investment policy, related-person transaction policy and signing authority policy; and

13.

•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Mss. Schafer and Szela and Messrs. Hasnain and Malley. Ms. Schafer serves as the chair of our Audit Committee. The Audit Committee met four times during 2021. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Ms. Schafer qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Ms. Schafer’s formal education and the nature and scope of her experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

Audit Committee Commitments

Our Board of Directors pays careful attention to the committee commitments of our directors. We understand that proxy advisory firms set guidelines as to the number of public company audit committees on which a director should simultaneously serve. However, we also recognize the importance of evaluating a director’s audit committee commitments on an individual, case-by-case basis to ensure (1) that such director has sufficient time to meaningfully serve on our audit committee and (2) that our audit committee is composed of independent, qualified directors with the requisite financial acumen.

Currently, our director Carol Schafer sits on four public company audit committees (including our audit committee). The Board of Directors believes that Ms. Schafer’s experience, expertise, independence, and institutional knowledge, especially with respect to the Company’s auditing processes and its financial history, planning, and strategy, make her a valuable member of our audit committee. Furthermore, the Board of Directors believes that Ms. Schafer has demonstrated her commitment and dedication to serving on our audit committee, as she has proven to be a highly-engaged committee chair, attending 100% of all audit committee meetings since being appointed to the committee in 2021. Accordingly, the board believes that Ms. Schafer’s service on three other public companies’ audit committee does not, and will not, negatively impact her service on our audit committee.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee Carol Schafer, Chair Faheem Hasnain Thomas Malley Mary T. Szela

14.

Compensation Committee

Our Compensation Committee consists of Mss. Parks and Szela, Mr. Hasnain and Dr. Stein. Ms. Szela serves as the chair of our Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Compensation Committee met five times and acted by unanimous written consent without a meeting three times during 2021. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•
reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our Chief Executive Officer and reviewing, determining and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our other executive officers;
•
reviewing and making recommendations to the full Board of Directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and approving (or if it deems appropriate making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers (other than our Chief Executive Officer);
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
reviewing and considering the results of any advisory vote on executive compensation, as applicable;
•
preparing the report on executive compensation that the SEC requires in our annual proxy statement (if any); and
•
reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate

15.

in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. Our Compensation Committee engaged the services of Radford, which is part of the Rewards Solution practice at Aon plc, to review our peer group and conduct a review and analysis of our executive compensation compared with current market practices to be used for setting 2021 executive compensation levels. The 2021 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development and similar growth and performance potential. Radford reports directly to the Chair of the Compensation Committee. After considering all of the factors required by applicable Nasdaq rules, the Compensation Committee determined that Radford is independent.

The Compensation Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Mss. Parks and Szela, Mr. Hasnain and Dr. Stein. None of the members of our Compensation Committee during 2021 has at any time been our officer or employee. None of the members of our Compensation Committee during 2021 had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

16.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors;
•
determining the minimum qualifications for service on our Board of Directors;
•
evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board of Directors;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
considering and assessing the independence of members of our Board of Directors;
•
developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The current members of the Nominating and Corporate Governance Committee are Mr. Malley, Dr. Stein and Ms. Parks. Mr. Malley serves as the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times during 2021 and acted by unanimous written consent without a meeting two times during 2021.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

17.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 12730 High Bluff Drive, Suite 400, San Diego, CA 92130, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

Directors Skills and Qualifications

The Nominating and Corporate Governance Committee believes that the eight members of the Board of Directors have the skills, experience, diversity and character to execute the Board’s responsibilities. The following is a summary of those qualifications:

Attributes, Experience and Skills	Helen Collins, M.D.	Faheem Hasnain	Thomas Malley	Diane Parks	Carol Schafer	Steven H. Stein, M.D.	Mary T. Szela	Troy E. Wilson, Ph.D., J.D.
General Management	X	X	X	X	X	X	X	X
Financial		X	X		X		X	X
Mergers & Acquisitions		X	X		X		X	X
Scientific Research	X	X				X	X	X
Drug Development	X	X		X		X	X	X
Drug Commercialization		X		X		X	X	X
Operations	X	X		X	X	X	X	X
Other Public Company Board Service		X	X	X	X	X	X	X

Board Diversity Matrix

The following shows the diversity make-up of the Board of Directors as of February 3, 2022.

Board Diversity Matrix (As of February 3, 2022)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	4	4
Part II: Demographic Background
Asian	—	1
White	4	3

18.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2021 and 2020, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	December 31,
	2021	2020
Audit Fees(1)	$681,000	$837,353
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,730	1,070
Total Fees	$682,730	$838,423

(1)
Audit fees consist of fees for professional services performed by Ernst & Young LLP for audit and quarterly review of our financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
All other fees consist of annual licensing fees for an accounting database subscription.

In connection with the audit of the 2021 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

19.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote”.

At the 2020 Annual Meeting of Stockholders, our stockholders indicated their preference that we solicit say-on-pay vote every year. Our Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Kura Oncology, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures, and other related disclosure.”

Vote Required

Advisory approval of this Proposal 3 requires the vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote thereon.

Because the vote is advisory, it is not binding on us, our Compensation Committee or our Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

20.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2022.

Name	Age	Position(s)
Troy E. Wilson, Ph.D., J.D.	53	Chairman, President and Chief Executive Officer
Teresa Bair, J.D.	51	Chief Legal Officer and Secretary
Stephen Dale, M.D.	50	Chief Medical Officer
Kirsten Flowers	47	Chief Commercial Officer
Kathleen Ford	75	Chief Operating Officer

The following is biographical information for our executive officers other than Dr. Wilson, whose biographical information is included under Proposal 1.

Teresa Bair, J.D, has served as our Chief Legal Officer and Secretary since October 2021. Ms. Bair joined Kura with more than 25 years of combined in-house and law firm experience, serving most recently as General Counsel and Senior Vice President, Administration at Athenex Inc, from June 2015 to October 2021, where she helped lead the organization through its evolution from a private, preclinical-stage company to a global, publicly traded biopharmaceutical company, directly contributing to multiple new drug application filings and an U.S. Food and Drug Administration approval. Previously, she was a partner at Harris Beach PLLC from November 1999 to June 2015, advising business clients, including Fortune 500 companies, across diverse industries on commercial litigation matters. Ms. Bair serves on the Boards of Directors of BirchBioMed Inc., Infinite Group, Inc., a publicly-held cybersecurity company, the University at Buffalo Law Alumni Association and the Western New York Women’s Foundation. She also serves on the Board of Trustees of the University at Buffalo Foundation as well as the Advisory Boards of Varia Ventures and the Buffalo Institute for Genomics & Data Analytics. She earned her J.D. from State University of New York at Buffalo School of Law and her B.S. in administration from Bowling Green State University.

Stephen Dale, M.D. has served as our Chief Medical Officer since August 2020. Prior to joining us, Dr. Dale served as Senior Vice President, Global Head of Medical Sciences for Kyowa Kirin Co., Ltd., a publicly-traded drug development and manufacturing company, from December 2018 to August 2020 and as Vice President, Head of Medical Science R&D from October 2015 to December 2018. Previously, he served in roles of increasing responsibility at AstraZeneca PLC, a publicly-traded drug development and manufacturing company, from July 2006 to September 2015, most recently as Global Clinical VP & Clinical Head of Oncology, where he oversaw the development of Tagrisso® (osimertinib) for metastatic EGFR-T790M mutation-positive non-small cell lung cancer. He also worked with the Iressa® (gefitinib) team on the IPASS study in patients with EGFR activating mutations. Dr. Dale earned his M.D. from the University of Manchester Medical School and his Masters of Science in Clinical Pharmacology & Pharmaceutical Medicine Modules from the University of Surrey.

Kirsten Flowers has served as our Chief Commercial Officer since January 2020. Prior to joining us, from August 2017 to October 2019, she served first as VP of Marketing and then as Senior Vice President, Commercial Operations, at Array BioPharma, Inc., a publicly-held biopharmaceutical company, where she built and led the commercial organization that delivered the successful launch of Braftovi® + Mektovi® for patients with BRAF-mutant melanoma in the United States. From 2004 to July 2016, she held various commercial leadership roles at Pfizer Inc., a publicly-held biopharmaceutical company, including serving as the U.S. commercial lead for the launch of the drug IBRANCE® in breast cancer and for the launch of INLYTA® in renal cell carcinoma. From 1997 to 2002, she worked in the pharmaceutical division of Procter & Gamble Co, a publicly-held consumer product company. Ms. Flowers earned her M.B.A. from Harvard Business School and her B.S. in Molecular & Cellular Biology and Psychology from the University of Arizona.

Kathleen Ford has served as our Chief Operating Officer since August 2019, and previously served as a consultant to us from January 2019 to August 2019. Prior to joining us, from 2012 to May 2017, she served as Senior Vice President, Head of Global Clinical Operations, at Merck Serono, a division of Merck KGaA, where she led clinical and development operations toward successful drug registrations in both the United States and Europe. From 2002 to 2009, she served in roles of increasing responsibility at Millennium Pharmaceuticals, Inc., a privately-held pharmaceutical company, most recently as Vice President, Clinical Operations, where she led the global operational management of clinical trial activities in all phases of development. From 1993 to 2002, she served as Director of Clinical Operations at Alkermes plc, a publicly-held biopharmaceutical company, where she managed the clinical development for two product approvals. Ms. Ford earned her R.N. from Massachusetts General Hospital School of Nursing and her B.S.N. from Fitchburg State College.

21.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our business performance in 2021 and highlights the material components of our executive compensation program during 2021, which is the subject of the advisory vote on the compensation of our named executive officers included as Proposal 3 in this proxy statement.

This CD&A is intended to be read in conjunction with the tables following this section which provide further historical information for the current and former executives identified below. We refer to these executives collectively as our “Named Executive Officers,” or “NEOs.”

Named Executive Officer	Position(s)
Troy E. Wilson, Ph.D., J.D.	Chairman, President and Chief Executive Officer
Marc Grasso, M.D.(1)	Former Chief Financial Officer and Chief Business Officer
Stephen Dale, M.D.	Chief Medical Officer
Kirsten Flowers	Chief Commercial Officer
Kathleen Ford	Chief Operating Officer

(1) Dr. Grasso resigned from the Company effective February 4, 2022.

Executive Summary

Overview

We are a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Our pipeline consists of small molecule product candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes, and we intend to pair them with molecular or cellular diagnostics to identify those patients most likely to respond to treatment. We presently have two product candidates, ziftomenib (KO-539) and tipifarnib, in clinical development as well as additional programs that are at a discovery stage. We plan to advance our product candidates through a combination of internal development and strategic partnerships while maintaining significant development and commercial rights.

Our first product candidate, ziftomenib, is a potent, selective, reversible and oral small molecule inhibitor which blocks the interaction of two proteins, menin and the protein expressed by the Lysine K-specific Methyl Transferase 2A gene (“KMT2A”) (formerly referred to as the mixed-lineage leukemia 1 gene). We have generated preclinical data that support the potential anti-tumor activity of ziftomenib in genetically defined subsets of acute leukemia, including those with rearrangements or partial tandem duplications in the KMT2A gene as well as those with oncogenic driver mutations in genes such as nucleophosmin 1, (“NPM1”). Our preclinical data support the hypothesis that ziftomenib targets epigenetic dysregulation and removes a key block to cellular differentiation to drive anti-tumor activity. We believe ziftomenib has the potential to address approximately 35% of acute myeloid leukemia (“AML”), including NPM1-mutant AML and KMT2A-rearranged AML.

Our second product candidate, tipifarnib, is a potent, selective and orally bioavailable inhibitor of farnesyl transferase that has been previously studied in more than 5,000 cancer patients and demonstrated compelling and durable anti-cancer activity in certain patients with a manageable side effect profile. We are currently evaluating tipifarnib in multiple solid tumor and hematologic indications.

We are also developing a next-generation farnesyl transferase inhibitor which we believe demonstrates improved potency, pharmacokinetic and physicochemical properties relative to tipifarnib. In June 2021, we nominated a development candidate, KO-2806, which we have advanced into IND-enabling studies. We intend to direct this development candidate at innovative biology and larger disease indications in combination with other targeted therapies, and we expect to submit an IND for KO-2806 by the end of 2022.

2021 and Early 2022 Financial and Business Highlights

•
Commenced a Phase 1b study of ziftomenib in AML to determine a recommended Phase 2 dose
•
Dosed first patient in Phase 1/2 clinical trial of tipifarnib in combination with alpelisib in head and neck squamous cell carcinoma

22.

•
Reported preclinical data supporting use of tipifarnib to prevent relapse to osimertinib in non-small cell lung cancer
•
Strengthened leadership team and board of directors to build additional capabilities
•
Ended 2021 with approximately $518.0 million held in cash, cash equivalents and short-term investments

Executive Compensation Philosophy and Objectives

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market and adjacent spaces to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented executives. Our compensation philosophy is intended to attract and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our other strategic goals and thereby create long-term value for our stockholders.

Consistent with our compensation philosophy, the primary objectives of our executive compensation programs are to:

•
Provide competitive compensation to recruit, retain, and motivate top executive talent to achieve our short and long-term performance goals;
•
Align the economic interests of our executive officers and stockholders through the use of equity awards; and
•
Reward executives for achievement of our performance goals.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual cash incentives, and long-term incentive compensation.

We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans.

We heavily weight our executives’ total compensation to “at-risk” pay. We believe focusing heavily on at-risk pay for our executives helps to properly focus our executives’ decisions, resources, and commitment to enterprise imperatives to advance the goals of the organization.

What We Do	✓ Pay for Performance. We link pay to performance by generally heavily weighting total executive compensation to at-risk pay.

✓ Thoughtful Analysis of Compensation Program. Our Compensation Committee reviews our compensation philosophy and strategy on an annual basis. Our Compensation Committee’s independent advisor provides information and data regarding competitive practices and pay levels, which is considered by the Compensation Committee prior to making compensation-related decisions.

✓ Thorough Compensation Risk Assessment. Our Compensation Committee conducts an annual assessment of our compensation programs to promote prudent risk management.

✓ Compensation Committee Independence and Experience. Our Compensation Committee is comprised solely of independent directors who have extensive relevant experience.

✓ Independent Compensation Consultant. Our Compensation Committee selects and engages its own independent advisor.

✓ Conduct an Annual Say-on-Pay Vote. Beginning this year, we will hold an annual say-on-pay vote and are committed to taking the views of our stockholders into consideration when evaluating and making changes to our compensation program.

What We Don’t Do	× No hedging or pledging in company securities
× No change in control excise tax gross-ups
× No backdating or repricing of stock options; no discounted stock options
× No pension or nonqualified deferred compensation

23.

How We Determine Executive Compensation

Pursuant to its charter and in accordance with applicable Nasdaq listing standards, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs, and for 2021 worked with Radford as its independent compensation consultant. Our Compensation Committee seeks input and receives advice from its independent compensation consultant as well as members of our executive management team when discussing and finalizing compensation- and governance-related decisions for our executive officers. For additional information on the Compensation Committee, see “Information Regarding Committees of the Board of Directors – Compensation Committee” in this proxy statement.

In 2021, the Compensation Committee considered numerous factors in determining whether to make adjustments to the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning and retention objectives for our various executive officer positions. The Compensation Committee also considered data regarding the practices of our comparators provided by its independent compensation consultant. The initial compensation arrangements with our executive officers other than our CEO were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire or appointment.

Say-on-Pay Results

At our 2021 Annual Meeting of Stockholders, the Company held a non-binding stockholder advisory vote on executive compensation (the say-on-pay vote). This resolution was supported by stockholders, with approximately 94 percent of the shares cast in favor of the proposal. The Compensation Committee appreciates this support and believes it reflects the strong support for our efforts to appropriately structure executive compensation to align with performance as well as with stockholder interests. We value the opinions of our stockholders and will continue to consider the results of their stockholder votes, as well as feedback received throughout the year, when making compensation decisions for our executive pay in the future.

In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future say-on-pay votes held at our 2020 Annual Meeting of Stockholders, we continue to hold future say-on-pay votes on an annual basis.

Role of Management

The role of management is to design our executive compensation programs, policies, and governance and make recommendations to the Compensation Committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with the Company’s performance goals. Management also recommends changes to our compensation programs to facilitate achievement of our performance goals and reviews and makes recommendations with respect to the adoption and approval of, or modifications to, company-wide equity incentive compensation plans. Except with respect to our CEO’s compensation, our CEO made recommendations to the Compensation Committee regarding base salaries, cash incentive awards, equity incentive awards, and other awards for our executive officers, which were also taken into account by the Compensation Committee in making its decisions regarding executive compensation. Our CEO was not present for the discussions of our Compensation Committee regarding his performance and compensation. Following deliberation, the Compensation Committee approved the cash compensation and equity awards for each of our NEOs as described below and in the Summary Compensation Table.

Role of the Compensation Consultant

The Compensation Committee retained Radford to advise on our 2021 executive compensation programs, practices and decisions given Radford’s expertise in the life sciences industry and its knowledge of competitive practices in the space.

During 2021, Radford provided the following services as requested by the Compensation Committee:

•
Assisted in the development of the 2021 compensation peer group used to assess overall market competitive compensation practices;

24.

•
Prepared for Compensation Committee review a comprehensive analysis providing a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, target annual incentive opportunities, equity and target total direct compensation;
•
Reviewed and assessed our current compensation programs and identified certain changes for the Compensation Committee’s consideration to potentially implement in order to remain competitive with the market;
•
Conducted an assessment of the equity practices of our peers, and assisted in the continued development of our equity compensation strategy; and
•
Advised on regulatory developments relating to executive compensation and collaborated on the risk assessment relating to employee compensation.

Base salaries, equity awards, and cash bonuses were among the items reviewed based on market data provided by Radford. During 2021, the Compensation Committee reviewed the fees provided to Radford relative to Radford’s revenues, the services provided by Radford to the Compensation Committee, any relationships between Radford and its individual consultants and our executive officers, any stock ownership of the Company by Radford, and other factors relating to Radford’s independence, and concluded that Radford is independent within the meaning of the Nasdaq listing standards and that its engagement did not present any conflict of interest.

Compensation Peer Group and Market Data

With the assistance of Radford, in January 2021, our Compensation Committee selected our primary compensation peer group which we used for our 2021 compensation decisions. The compensation peer group was generally developed from companies with a focus on early-stage pre-commercial public life sciences companies. We selected publicly-traded companies that, at the time the peer group was selected in January 2021, were at similar stages of development, with similar therapeutic focus if possible, had a market valuation generally between $900 million and $8.5 billion, a headcount generally under 250 employees and were located in biotech hubs.

Our primary compensation peer group for 2021 consisted of the following companies:

Allakos	Iovance Biotherapeutics
Arcus Biosciences	Mersana Therapeutics
Apellis Pharmaceuticals	Principia Biopharma
Arena Pharmaceuticals	Replimune Group
Atara Biotherapeutics	Rhythm Pharmaceuticals
Constellation Pharmaceuticals	SpringWorks Therapeutics
Deciphera Pharmaceuticals	Turning Point Therapeutics
Fate Therapeutics	Zogenix
ImmunoGen	Zymeworks
Immunovant

As initial guidelines for our executives, we set target cash compensation after referencing the 50th percentile of compensation paid to executives within our compensation peer group and equity compensation after referencing the 75th percentile of the competitive market. The Compensation Committee adjusts actual positioning for our executives vis-à-vis the competitive market either up or down, to reflect experience, performance levels and market factors, as deemed appropriate by the Compensation Committee or the Board of Directors. We believe that our emphasis on equity compensation serves to retain our executives and align their interests with those of our stockholders. We also believe that generally referencing the 50th percentile in setting salary and annual incentive compensation and referencing the 75th percentile in setting equity compensation for our executives appropriately reflects our position and performance.

Elements of Our Executive Compensation Program

The key elements of our executive compensation program include base salary, annual cash incentive awards, equity-based awards, and health, welfare and retirement programs. Except with respect to annual cash incentive plan awards, which typically are expressed as a pre-determined percentage of each executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. The following chart summarizes the three main elements of compensation, their objectives, and key features.

25.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

Generally reviewed annually and determined based on a number of factors (including individual performance, internal equity, retention and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant.

Annual Incentive (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives and individual contributions.

Target annual incentive opportunities, calculated as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Annual incentive opportunities motivate our executives to achieve specific corporate and individual performance goals aligned with our strategic objectives. Corporate performance goals are established at the beginning of the year and individual performance objectives that relate to the NEOs’ role and expected contribution toward reaching our corporate goals are also established for all NEOs other than our CEO. Actual incentive amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and, where applicable, individual performance objectives.

Long-Term Incentive (at-risk equity)

Motivates and rewards for long-term Company performance; fosters ownership culture,

aligns executives’ interests with stockholder interests and long-term stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.

Equity opportunities are generally reviewed and determined annually or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as an incentive for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by our independent compensation consultant. Equity grants have historically been provided in the form of stock options that typically vest over a four-year-period.

2021 Compensation Decisions

For 2021, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; determined whether to make adjustments to our executive officers’ base salaries and target annual incentive opportunities; and granted annual equity awards. The Board of Directors, at the recommendation of the Compensation Committee, approved the 2021 compensation of Dr. Wilson.

26.

Base Salary

Base salaries are reviewed annually, typically in connection with our annual performance review process. The Compensation Committee does not apply specific formulas to determine increases to base salaries. Rather, adjustments to base salaries reflect individual responsibilities, performance and experience of our executives, internal equity considerations and market data reviewed annually. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

In making decisions regarding salary increases, we also draw upon the expertise of the Compensation Committee’s independent compensation consultant and the experience of members of our Board of Directors with other companies.

2021 Base Salaries

Base salaries of executives are reviewed annually by the Compensation Committee as part of our annual review process in light of the executive’s individual performance and the Company’s performance during the year as well as the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive’s performance warrants such adjustment, our financial condition permits, and/or in order to adhere to our executive compensation philosophy of aligning base salary levels with the competitive 50th percentile as compared to our peers.

Name	2021 Base Salary ($)	% Increase Over 2020 Base Salary
Troy E. Wilson, Ph.D., J.D.	600,000	4.7%
Marc Grasso, M.D.	446,300	7.5%
Stephen Dale, M.D.(1)	489,014	4.5%
Kirsten Flowers	442,000	4.0%
Kathleen Ford	463,250	9.0%

(1) Pursuant to Dr. Dale’s amended executive employment agreement effective February 2021, his base salary is paid in pounds sterling (“GBP”). The amount reported here reflects U.S. dollars (“USD”) based on the average annual exchange rates. The average annual exchange rate for 2021 was approximately 1 GBP to 1.3764 USD. Additionally, Dr. Dale’s annual salary percentage increase from 2020 to 2021 is calculated on a constant currency basis.

Annual Incentive Opportunities

In addition to base salaries, our NEOs are eligible to receive annual incentives, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and individual goals and to reward our executives who significantly impact our corporate results.

Annual corporate goals are established by the Board of Directors at the beginning of each year to which they relate, taking into consideration the recommendations of the Compensation Committee. For all executives other than the CEO, individual performance goals are also established.

The actual annual incentive earned by each NEO is generally determined based on (i) the individual’s target incentive opportunity, as a percentage of base salary, (ii) achievement of corporate goals, and (iii) individual performance, which may be measured against pre-established individual performance goals specified for any particular year and/or a general individual performance assessment for such period.

At the close of the applicable fiscal year, the Compensation Committee reviews all facets of our corporate performance, including our achievement of Board-approved strategic objectives and completes a qualitative assessment of our performance based on a holistic retrospective assessment of our achievements. This conclusion reflects the Compensation Committee’s views as to whether the corporate goals were met, whether the executive has achieved his or her individual performance goals, and whether there were any other extraordinary factors that should be considered in determining the amount of annual incentive earned for the year. In making the final decision on the amount of annual incentives earned, if any, the Compensation Committee considers the review of the year-end financial results as well as the performance reviews for the executive officers given by the CEO with respect to the other NEOs. The Compensation Committee believes that maintaining discretion to evaluate corporate and individual performance at the close of the year based on the totality of the circumstances, and to award or fail to award annual incentive compensation without reliance on rote calculations under set formulas, is appropriate in

27.

responsibly discharging its duties given the rapidly evolving environment in which the Company makes strategic decisions. The Compensation Committee recommends, and our Board of Directors makes the final decisions with respect to annual incentives awarded to our CEO. Payouts of earned annual incentives, if any, are generally made in the year following the year of performance.

2021 Annual Incentive Opportunities and Achievements

The target amount for the annual incentive opportunities for our executives is generally established at the outset of the fiscal year or in the executive officer’s employment agreement and is generally based on a percentage of the executive’s base salary that is intended to be competitive with that offered to similarly-situated executives, to the extent such comparable positions exist. The 2021 target annual incentive opportunities for each of our NEOs is provided in the chart below. Such percentages were not changed from the 2020 levels, which were 55% of base salary for our CEO and 40% of base salary for all other NEOs.

Executive	2021 Target Annual Incentives (% of Base Salary)
Troy E. Wilson, Ph.D., J.D.	55%
Marc Grasso, M.D.	40%
Stephen Dale, M.D.	40%
Kirsten Flowers	40%
Kathleen Ford	40%

For 2021, the corporate goals were weighted at 100% for Dr. Wilson and at 75% for the other NEOs, with the remaining 25% tied to their individual performance.

Our corporate goals for 2021 were based on the following core areas:

1.
Ziftomenib: Meeting research, preclinical and clinical development and regulatory milestones supporting investigation of ziftomenib, including for use in combination with other approved or investigational therapies and for use in earlier lines of therapy;
2.
Farnesyl Transferase Inhibitor (FTI) Program: Meeting research, preclinical and clinical development and regulatory milestones supporting investigation of tipifarnib and next generation FTI, including for use in combination with other approved or investigational therapies; and
3.
Organizational: Building advocacy, awareness and brand planning; and continuing to build a leading biotech organization with a strong culture, execution and patient-focused mindset.

The table below reflects each of the core corporate goal categories and their relative weightings approved by the Board of Directors, at the recommendation of the Compensation Committee, for 2021:

Metric	Weighting	Achieved
Ziftomenib	50%	21.25%
FTI Program	30%	20%
Organizational	20%	20%
Total	100%	61.25%

The Board of Directors’ determination that 61.25% of the corporate goals were met was primarily related to goals that were unmet due to delays to the KOMET-001 clinical trial caused by the partial clinical hold. However, in recognition of management’s additional accomplishments in 2021, including development and regulatory activities pertaining to the ziftomenib and FTI programs, the Board of Directors, at the recommendation of the Compensation Committee, approved an additional discretionary bonus for 2021 resulting in an amount equivalent to an overall achievement of 90%.

28.

The table below reflects the target and actual annual incentives and discretionary bonuses paid to our NEOs for performance in 2021:

	Annual Incentives		Discretionary Bonus
Executive	Target ($)	Actual ($)	Actual ($)
Troy E. Wilson, Ph.D., J.D.	330,000	202,125	94,875
Marc Grasso, M.D.	178,520	126,638	38,493
Stephen Dale, M.D.(1)	195,606	183,851	41,149
Kirsten Flowers	176,800	125,418	38,122
Kathleen Ford	185,300	131,447	39,956

(1) Dr. Dale’s target annual incentive amount is based on his GBP annual base salary converted to USD at the average annual exchange rate of 1 GBP to 1.3764 USD. Dr. Dale’s actual annual incentive reflects the achievement of 200% of his individual performance goals and has been converted at a spot rate of 1 GBP to 1.3485 USD.

Long-Term Incentive Program

Our long-term, equity-based incentive awards are designed to align the interests of our NEOs and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for NEOs and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our NEOs as an inducement to commencement of employment. We award annual equity-based incentive awards at or shortly following the end of each year. Awards are subject to vesting over a period of multiple years to provide long-term incentives to deliver sustained stockholder value and to facilitate retention.

The Compensation Committee views stock options as inherently performance-based compensation that provides a direct link between executive pay and stockholder return, as the value realized, if any, by the executive, is dependent upon, and directly proportionate to, appreciation in stock price over the exercise period and throughout the remaining term prior to exercise. Additionally, stock options will not provide value to the holder if the value of our stock price does not increase after the award is granted. An equity pay mix of 100% options is also common market practice for companies in our industry and stage of development. For these reasons, the Compensation Committee determined to continue the exclusive use of stock options for our 2021 executive annual awards.

For our 2021 non-executive and 2022 executive long-term incentive mix, the Compensation Committee determined, in consultation with Radford, to introduce restricted stock units (“RSUs”). The Compensation Committee noted that RSUs are becoming more prevalent in the pre-commercial biotech space in which we primarily compete for talent. Further, RSUs can provide a strong retention vehicle, particularly during any periods of stock price volatility. Finally, the Compensation Committee noted the additional benefit of reducing share usage and managing our available equity pool more efficiently. As such, the Compensation Committee approved a mix of stock options and RSUs for executives beginning in 2022. The RSUs will vest in annual equal installments over a four-year period.

2021 Equity Awards

In 2021, the Compensation Committee (and with respect to Dr. Wilson, our Board of Directors) approved the following annual stock options for our NEOs, which vest over a four-year period. In determining the grants to our NEOs in 2021, our Compensation Committee reviewed market data and considered a blended value and percent of Company approach, and consistent with our compensation philosophy generally targeted the 75th percentile of our 2021 peer group, with the exception of Dr. Grasso, who received an equity award in excess of the 75th percentile in recognition of exceptional performance.

Executive	Stock Option Grant (#)
Troy E. Wilson, Ph.D., J.D.	366,500
Marc Grasso, M.D.	175,000
Stephen Dale, M.D.	100,000
Kirsten Flowers	125,000
Kathleen Ford	140,000

29.

Benefits Programs and Perquisites

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all of our employees, including our NEOs. In addition, we have an executive disability policy for our executive officers. None of our NEOs participates in or has account balances in qualified or non-qualified defined benefit, non-qualified defined contribution plans or defined benefit pension plans sponsored by us.

In addition, we reimburse our NEOs for their commuting expenses from their places of residence to our offices, and we also provide tax gross up payments with respect to taxes on such commuting expense reimbursements. Dr. Dale presently works from his home in Manchester, UK, and we have also agreed to provide him with furnished living space in Boston if and when it is feasible, necessary and advisable for him to work at our Boston office. We do not provide any other perquisites or personal benefits to our NEOs.

All of our full-time employees in the United States, including our NEOs, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits and to have the amount of this reduction contributed to our 401(k) plan. The 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. We provided a safe harbor contribution of 4.0% of the employee’s compensation in 2021 and 3.0% in 2020 and prior years, not to exceed eligible limits.

Since Dr. Dale works from his residence in the UK, we do not make contributions to our 401(k) plan on his behalf and, instead, we contribute an amount that is equivalent to other discretionary contributions we make to our employees to Dr. Dale’s UK based retirement account.

Other Features of our Executive Compensation Program

Executive Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for the basic terms of their employment, including the details of their compensation as well as certain severance and change of control benefits. Each of our NEOs is employed at will and may be terminated at any time for any reason. The terms of the employment agreements are described in greater detail in the section entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Agreements with our Named Executive Officers.”

Severance and Change in Control Benefits

Regardless of the manner in which our NEOs service terminates, our NEOs are entitled to receive amounts previously earned during his or her term of service, including accrued and unpaid salary and unused vacation pay. Under the employment agreements for our NEOs, all severance payments are conditioned upon the executive providing a release of claims against us. If we terminate the executive’s employment without cause or the executive resigns for good reason more than 59 days prior to or 12 months after the closing of a corporate transaction, we will pay:

•
a cash lump-sum payment in an amount equal to 12 months of the executive’s then annual base salary; and
•
payment of COBRA group health insurance premiums for up to 12 months.

The employment agreements for our NEOs also provide that if we terminate the executive’s employment without cause or the executive resigns for good reason within 59 days before, on or within 12 months after the closing of a corporate transaction, we will pay:

•
with respect to Dr. Wilson, a cash lump-sum payment in an amount equal to 15 months of Dr. Wilson’s then annual base salary;
•
with respect to Drs. Grasso and Dale and Mss. Flowers and Ford, a cash lump-sum payment in an amount equal to 12 months of the executive’s then annual base salary;
•
a cash lump-sum payment in an amount equal to the executive’s full target bonus amount for services to be performed during the year in which the corporate transaction occurs;
•
with respect to Dr. Wilson, payment of COBRA group health insurance premiums for up to 15 months;

30.

•
with respect to Drs. Grasso and Dale and Mss. Flowers and Ford, payment of COBRA group health insurance premiums for up to 12 months; and
•
accelerated vesting of all of the executive’s outstanding stock awards in full.

For purposes of our Named Executive Officer employment agreements:

•
“cause” generally means, (1) being convicted of or pleading guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (2) participating in a fraud or act of dishonesty against us; (3) materially breaching any agreement with us or any of our written policies, and not curing such breach within five days of our written notice of such breach; (4) engaging in conduct that demonstrates gross unfitness to serve; or (5) engaging in willful misconduct or refusing to comply with any lawful directive of us, and not curing such noncompliance within five days of our written notice of such noncompliance.
•
“good reason” generally means, if any of the following actions are taken by us without such executive officer’s written consent: (1) a material reduction in the executive’s base salary, unless pursuant to a generally applicable salary reduction program; (2) a material reduction in the executive’s duties (including responsibilities and/or authorities); (3) if applicable, a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to someone other than our Chief Executive Officer; (4) relocation of the executive’s principal place of employment to a place that increases his or her one-way commute by more than 50 miles; or (5) any other action or inaction that constitutes a material breach by us of the executive’s employment agreement or other service agreement.
•
“corporate transaction” generally means the consummation, in a single transaction or is a series of related transactions, of (1) a sale, lease, or other disposition or all or substantially all of our consolidated assets; (2) a merger, consolidation, or similar transaction following which we are not the surviving entity, or (3) a merger, consolidation or similar transaction following which we are the surviving entity but the units outstanding immediately preceding the transaction are converted or exchanged into other property, whether in the form of securities, cash or otherwise

We believe that these severance benefits are an important element of our executive compensation and retention program, particularly in the context of a corporate transaction where provision of such benefits eliminates, or at least reduces, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our NEOs are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the company.

In addition, each of our current NEOs holds outstanding equity awards under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) that were granted subject to our form of award agreement. The employment agreements with our NEOs provide for accelerated vesting of their equity awards upon an involuntary termination (both termination without cause and resignation for good reason) that occurs in connection with a change of control transaction. The Compensation Committee and our Board of Directors believe these accelerated vesting provisions are relatively common for companies in our industry at similar stages of development, based on the collective knowledge and experiences of the Compensation Committee members (and without reference to specific peer group data), and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our NEOs to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards.

Separation Agreement with Dr. Grasso

In February 2022, we entered into a separation agreement effecting Dr. Grasso’s resignation. We paid him all accrued salary and any and all accrued and unused paid time off earned through his separation date, February 4, 2022. The separation agreement provided for the terms of a transition services relationship between us and Dr. Grasso that will continue for three months (unless terminated sooner), during which his outstanding equity awards shall continue to vest. Dr. Grasso was not entitled to any severance benefits.

31.

Other Compensation Policies

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. In addition, we will comply with the requirements of the Dodd-Frank Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Insider Trading Policy and Window Period Policy

Our insider trading policy prohibits our employees, including our executive officers, non-employee directors and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our securities at any time. In addition, no officer, director, other employee or consultant may margin any of our securities, including without limitation, borrowing against such securities, at any time. Our window period policy provides that the Company’s employees, including our executive officers, and our non-employee directors are required to limit their transactions in the Company’s stock to defined time periods following public dissemination of quarterly and annual financial results, notify one or more designated pre-clearance individuals prior to engaging in transactions in the Company’s stock and observe other restrictions designed to minimize the risk of apparent or actual insider trading.

Compensation Policies and Practices as They Relate to Risk Management

With the assistance of the Compensation Committee’s compensation consultant, the Compensation Committee has determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

Accounting and Tax Considerations

Under Financial Accounting Standards Board ASC Topic 718 (“ASC 718”), the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that become publicly held on or before December 20, 2019.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

32.

Report of the Compensation Committee of the Board of Directors

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in our Annual Report on Form 10-K for 2021.

Compensation Committee Mary T. Szela, Chair Faheem Hasnain Diane Parks Steven H. Stein, M.D.

33.

Summary Compensation Table for Fiscal 2021, 2020 and 2019

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Troy E. Wilson, Ph.D., J.D.	2021	600,000		94,875		7,759,172	202,125	87,612	(4)	8,743,784
President and Chief Executive Officer	2020	573,000		—		3,078,877	441,210	99,029	(4)	4,192,116
	2019	542,000		—		2,327,952	290,275	75,990	(4)	3,236,217
Marc Grasso, M.D.(5)	2021	446,300		38,493		3,704,925	126,638	40,252	(6)	4,356,608
Former Chief Financial Officer and Chief Business Officer	2020	415,000		—		873,160	257,300	43,648	(6)	1,589,108
	2019	387,750		—		1,481,424	152,929	90,179	(6)	2,112,282
Stephen Dale, M.D.(7)	2021	489,014	(7)	119,595	(8)	2,117,100	183,851	19,122	(9)	2,928,682
Chief Medical Officer	2020	158,602		150,000	(8)	2,887,220	81,782	8,550	(9)	3,286,154
Kirsten Flowers(10)	2021	442,000		38,122		2,646,375	125,418	37,438	(11)	3,289,353
Chief Commercial Officer	2020	420,368		—		2,293,025	217,973	17,026	(11)	2,948,392
Kathleen Ford (12)	2021	463,250		39,956		2,963,940	131,447	54,664	(13)	3,653,257
Chief Operating Officer	2020	425,000		—		354,764	221,000	37,397	(13)	1,038,161
	2019	157,692		—		3,234,175	61,881	31,282	(13)	3,485,030

(1) Unless otherwise noted, amounts shown represent discretionary bonuses approved by the Board of Directors, which were paid in cash in February 2022. For more information, see “2021 Annual Incentive Opportunities and Achievements” above.

(2) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officer upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(3) Amounts shown represent performance bonuses earned in 2021, 2020 and 2019, which were paid in cash in February 2022, February 2021 and February 2020, respectively. In the year of hire, performance bonuses were pro-rated to reflect the Name Executive Officer's respective employment start date.

(4) Consists of (i) $11,600, $8,550 and $8,400 for safe harbor 401(k) contributions for 2021, 2020 and 2019, respectively, (ii) $630 for term life insurance premiums for each of 2020 and 2019, (iii) $1,634 for long-term disability insurance premiums for each of 2021, 2020 and 2019, (iv) $59,955, $74,442 and $65,326 for commuting expenses in 2021, 2020 and 2019, respectively, together with a tax gross up payment and (v) $14,423 and $13,773 for a payout for unused vacation in 2021 and 2020, respectively.

(5) Dr. Grasso resigned from the Company effective February 4, 2022.

(6) Consists of (i) $11,600, $8,550, and $8,400 for safe harbor 401(k) contributions for 2021, 2020 and 2019, respectively, (ii) $630 for term life insurance premiums for each of 2020 and 2019, respectively, (iii) $1,710 for long-term disability insurance premiums for each of 2021, 2020 and 2019, respectively, (iv) $16,214, $22,782 and $79,439 for commuting expenses in 2021, 2020 and 2019, respectively, together with a tax gross up payment, and (v) $10,728 and $9,976 for payouts for unused vacation in 2021 and 2020, respectively.

(7) Dr. Dale’s employment start date was August 24, 2020. Effective February 2021, Dr. Dale’s base salary is paid in GBP. The amount reported here reflects USD based on the average annual exchange rates. The average annual exchange rate for 2021 was approximately 1 GBP to 1.3764 USD.

(8) The 2021 amount includes a discretionary spot bonus of $78,446 paid in June 2021, inclusive of a tax gross up payment, in recognition of Dr. Dale’s significant contributions and ongoing leadership of the clinical strategy and $41,149 discretionary bonus paid in February 2022 for 2021 performance as discussed above under “2021 Annual Incentive Opportunities and Achievements”. The 2020 amount represents a sign-on bonus of $150,000 in August 2020 upon the commencement of his employment with the Company. The 2021 discretionary bonuses paid in June 2021 and February 2022 were converted at the spot rates of 1 GBP to 1.4063 USD and 1 GBP to 1.3485 USD, respectively. The 2020 sign-on bonus was paid in USD.

(9) Consists of (i) $11,600 and $8,550 for contributions to Dr. Dale’s UK based retirement account for 2021 and 2020, respectively, and (ii) $7,522 for a foreign currency exchange rate true-up in February 2021 concurrent with Dr. Dale's amended employment agreement to update his salary from USD to GBP.

(10) Ms. Flowers’ employment start date was January 6, 2020.

34.

(11) Consists of (i) $11,600 and $8,550 for safe harbor 401(k) contributions for 2021 and 2020, respectively, (ii) $481 for term life insurance premiums for 2020, (iii) $1,194 and $995 for long-term disability insurance premiums for 2021 and 2020, respectively, and (iv) $14,020 and $7,000 for commuting expenses in 2021 and 2020, respectively, together with a tax gross up payment, and (iv) $10,624 for a payout for unused vacation in 2021.

(12) Ms. Ford’s employment start date was August 9, 2019.

(13) Consists of (i) $11,600, $8,550 and $5,710 for safe harbor 401(k) contributions for 2021, 2020 and 2019, respectively, (ii) $315 for term life insurance premiums for each of 2020 and 2019, (iii) $31,929, $18,316 and $25,257 for commuting and parking expenses in 2021, 2020 and 2019, respectively, together with a tax gross up payment, and (iv) $11,135 and $10,216 for a payout for unused vacation in 2021 and 2020, respectively.

Grants of Plan-Based Awards

The following table presents, for each of our Named Executive Officers, information concerning grants of plan-based awards made during the fiscal year ended December 31, 2021. This information supplements the information about these awards set forth in the Summary Compensation Table above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Securities Underlying Options	Exercise Price of Option	Grant Date Fair Value of Option
Name	Grant Date	Target ($)(1)	Maximum ($)		Granted (#)	Awards ($/Sh)	Awards ($)(2)
Troy E. Wilson, Ph.D., J.D.	1/26/2021	$330,000	$495,000	(3)	366,500	$32.80	$7,759,172
Marc Grasso, M.D.	1/26/2021	$178,520	$290,095	(4)	175,000	$32.80	$3,704,925
Stephen Dale, M.D.(5)	1/26/2021	$195,606	$317,859	(4)	100,000	$32.80	$2,117,100
Kirsten Flowers	1/26/2021	$176,800	$287,300	(4)	125,000	$32.80	$2,646,375
Kathleen Ford	1/26/2021	$185,300	$301,113	(4)	140,000	$32.80	$2,963,940

(1) This column reflects a percentage of such Named Executive Officer’s 2021 annual base salary as specified under “2021 Annual Incentive Opportunities and Achievements.”

(2) This column represents the aggregate grant date fair value of equity awards granted in 2021 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option awards can be found under Note 10 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3) Amount represents 150% of the respective target amount for the corporate goals which are weighted at 100%. There is no minimum amount payable for a certain level of performance.

(4) Amount is calculated as the sum of (i) 150% of the respective target amount for the corporate goals which are weighted at 75% and (ii) 200% of the respective target amount for the individual goals which are weighted at 25%. There is no minimum amount payable for a certain level of performance.

(5) Dr. Dale's target and maximum amounts have been calculated based on his GBP annual salary converted to USD at the average annual foreign exchange rate of 1 GBP to 1.3764 USD.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements with Named Executive Officers

We have entered into employment agreements with our Named Executive Officers that provide for, among other things, certain base salary, target bonus and severance payments to our Named Executive Officers as follows:

Dr. Wilson

In March 2016, we entered into an amended and restated executive employment agreement with Dr. Wilson, which replaced and superseded his previous executive employment agreement. Pursuant to his amended and restated executive employment agreement, Dr. Wilson is entitled to receive an annual base salary, which was most recently increased to $621,000 for fiscal year 2022, and he is eligible to receive an annual performance bonus based on a target amount of 50% of his annual base salary, most recently increased to 55%. Dr. Wilson also is eligible for severance benefits that are described in the section titled “Potential Payments Upon Termination or Change of Control” below. We reimburse Dr. Wilson for his commuting expenses in connection with his commute to our San Diego office and in March 2019, our Board of Directors also agreed to provide Dr. Wilson with tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Dr.

35.

Wilson’s employment is at-will and may be terminated at any time by either Dr. Wilson or by us with or without cause and without notice.

Dr. Grasso

We entered into an executive employment agreement with Dr. Grasso which became effective on the start of his employment with us in August 2018 and which was amended effective as of August 2018. Pursuant to his executive employment agreement, Dr. Grasso was entitled to receive an annual base salary, which was most recently increased to $462,000 for fiscal year 2022, and he was eligible to receive an annual performance bonus based on a target amount of 40% of his annual base salary. Pursuant to his executive employment agreement, Dr. Grasso also received a one-time sign-on bonus of $100,000 and was entitled to reimbursement of his commuting expenses in connection with his commute to our San Diego office, of up to $3,000 per month. In March 2019, our Compensation Committee agreed to remove the $3,000 monthly cap and to also provide Dr. Grasso with tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Dr. Grasso also was eligible for severance benefits that are described in the section titled “Potential Payments Upon Termination or Change of Control” below.

In February 2022, we entered into a separation agreement effecting Dr. Grasso’s resignation. For information about Dr. Grasso’s separation agreement, refer to “Executive Compensation – Other Features of our Executive Compensation Program – Separation Agreement with Dr. Grasso” above.

Dr. Dale

We entered into an executive employment agreement with Dr. Dale which became effective on the start of his employment with us in August 2020 and which was later amended in February 2021. Pursuant to his executive employment agreement, as amended, Dr. Dale is entitled to receive an annual base salary, which was most recently increased to 373,049 GBP for fiscal year 2022, and he is eligible to receive an annual performance bonus based on a target amount of 40% of his annual base salary. Pursuant to his executive employment agreement, Dr. Dale also received a one-time sign-on bonus of $150,000 upon commencement of his employment with the Company. In addition, he received a one-time discretionary spot bonus of GBP 55,781, inclusive of a tax gross payment, in recognition of his significant contributions and ongoing leadership of the clinical strategy. Dr. Dale also is eligible for severance benefits that are described in the section titled “Potential Payments Upon Termination or Change of Control” below. Dr. Dale’s employment is at-will and may be terminated at any time by either Dr. Dale or by us with or without cause and without notice.

Ms. Flowers

We entered into an executive employment agreement with Ms. Flowers which became effective on the start of her employment with us in January 2020. Pursuant to her executive employment agreement, Ms. Flowers is entitled to receive an initial annual base salary, which was most recently increased to $457,500 for fiscal year 2022, and she is eligible to receive an annual performance bonus based on a target amount of 40% of her annual base salary. Ms. Flowers also is eligible for severance benefits that are described in the section titled “Potential Payments Upon Termination or Change of Control” below. Additionally, in connection with her commute to our San Diego office, we reimburse Ms. Flowers for her commuting expenses, inclusive of tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Ms. Flowers’ employment is at-will and may be terminated at any time by either Ms. Flowers or by us with or without cause and without notice.

Ms. Ford

We entered into an executive employment agreement with Ms. Ford which became effective on the start of her employment with us in August 2019. Pursuant to her executive employment agreement, Ms. Ford is entitled to receive an annual base salary, which was most recently increased to $480,000 for fiscal year 2022, and she is eligible to receive an annual performance bonus based on a target amount of 40% of her annual base salary. Ms. Ford also is eligible for severance benefits that are described in the section titled “Potential Payments Upon Termination or Change of Control” below. Additionally, in connection with her commute to our Boston office, we reimburse Ms. Ford for her commuting expenses, inclusive of tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Ms. Ford’s employment is at-will and may be terminated at any time by either Ms. Ford or by us with or without cause and without notice.

36.

Equity Awards

We have granted equity awards to our Named Executive Officers under our 2014 Plan. For further information regarding such equity awards, including the vesting schedules, please see the “Grants of Plan-Based Awards” table and related footnotes above, the “Outstanding Equity Awards at Fiscal Year End” table and related footnotes below and “Long-Term Incentive Program” in our CD&A above.

Option Repricings or Modifications

We did not engage in any repricings or other modifications or cancellations to any of our Named Executive Officers’ option awards during 2021.

Salary and Annual Incentive Bonus Compared to Total Compensation

The ratio of salary and annual incentive bonus to total compensation in 2021 (each as set forth in the “Summary Compensation Table” above) is set forth below for each Named Executive Officer.

•
Troy E. Wilson, Ph.D., J.D. – 9%
•
Marc Grasso, M.D. – 13%
•
Stephen Dale, M.D. – 23%
•
Kirsten Flowers – 17%
•
Kathleen Ford – 16%

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for our Named Executive Officers.

		Option Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)		Option exercise price ($/share)(2)	Option expiration date
Troy E. Wilson, Ph.D., J.D.	1/29/2016	6,945	—		$4.80	1/28/2026
	1/23/2017	90,210	—		$6.15	1/22/2027
	1/24/2018	269,270	5,730	(3)	$20.00	1/23/2028
	1/22/2019	160,416	59,584	(3)	$15.47	1/21/2029
	1/30/2020	188,767	205,183	(3)	$11.86	1/29/2030
	1/26/2021	83,989	282,511	(3)	$32.80	1/25/2031
Marc Grasso, M.D.	8/21/2018	206,231	41,667	(3)	$19.40	8/20/2028
	1/22/2019	67,083	37,917	(3)	$15.47	1/21/2029
	1/30/2020	53,533	58,190	(3)	$11.86	1/29/2030
	1/26/2021	40,104	134,896	(3)	$32.80	1/25/2031
Stephen Dale, M.D.	8/24/2020	66,666	133,334	(4)	$21.98	8/23/2030
	1/26/2021	22,916	77,084	(3)	$32.80	1/25/2031
Kirsten Flowers	1/6/2020	119,791	130,209	(4)	$13.85	1/5/2030
	1/26/2021	28,645	96,355	(3)	$32.80	1/25/2031
Kathleen Ford	8/9/2019	111,458	104,167	(3)	$19.43	8/8/2029
	1/30/2020	21,750	23,643	(3)	$11.86	1/29/2030
	1/26/2021	32,083	107,917	(3)	$32.80	1/25/2031

(1) All of the option awards were granted under the 2014 Plan, the terms of which are described below under “Equity Compensation Plans—Amended and Restated 2014 Equity Incentive Plan.”

(2) All of the option awards were granted with a per share exercise price equal to the closing sales price for our common stock on the Nasdaq market as of the grant date.

37.

(3) 1/48th of the shares vest monthly over the four years following the applicable grant date set forth in the table above. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with a change of control transaction as described in “Potential Payments Upon Termination or Change of Control.”

(4) 1/4th of the shares vest on the one-year anniversary of the vesting commencement date and 1/48th of the shares vest monthly thereafter for the remaining three years. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with a change of control transaction as described in “Potential Payments Upon Termination or Change of Control.”

Option Exercises and Stock Vested

The following table provides information regarding option exercises during 2021 for our Named Executive Officers. None of our Named Executive Officers held unvested stock awards during 2021.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Kathleen Ford	6,250	$62,513

(1) The value realized on exercise is equal to the difference between the option exercise price and the market price of our common stock on the date of exercise, multiplied by the number of underlying shares exercised.

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as our 401(k) plan, our Named Executive Officers do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us that provide for the deferral of compensation on a basis that is not tax-qualified. The Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

38.

Potential Payments Upon Termination or Change of Control

For information regarding potential payments to our Named Executive Officers upon termination or a change of control, refer to “Executive Compensation—Other Features of our Executive Compensation Program—Severance and Change in Control Benefits” above.

The following table sets forth information regarding potential payments that would have been made to our Named Executive Officers on various termination or change in control events assuming such events occurred as of December 31, 2021.

	Termination Without Cause or Resignation For Good Reason	Termination Without Cause or Resignation For Good Reason Within 59 days Before or 12 Months After a Change in Control
Troy E. Wilson, Ph.D., J.D.
Severance(1)	$600,000	$1,080,000
Benefit continuation	26,685	33,356
Accelerated vesting of stock awards(2)	—	439,092
Total	$626,685	$1,552,448
Marc Grasso, M.D.(3)
Severance(1)	$446,300	$624,820
Benefit continuation	14,820	14,820
Accelerated vesting of stock awards(2)	—	124,527
Total	$461,120	$764,167
Stephen Dale, M.D.(4)
Severance(1)	$479,258	$670,961
Benefit continuation	—	—
Accelerated vesting of stock awards(2)	—	—
Total	$479,258	$670,961
Kirsten Flowers
Severance(1)	$442,000	$618,800
Benefit continuation	26,685	26,685
Accelerated vesting of stock awards(2)	—	19,531
Total	$468,685	$665,016
Kathleen Ford
Severance(1)	$463,250	$648,550
Benefit continuation	8,535	8,535
Accelerated vesting of stock awards(2)	—	50,596
Total	$471,785	$707,681

(1) The severance amount includes salary and cash bonus payouts, based on the terms of the Named Executive Officer’s executive employment agreement.

(2) Represents the value of in-the-money unvested stock options that would have accelerated if the Named Executive Officer was terminated on December 31, 2021 based on the difference between the closing price of our common stock of $14.00 on December 31, 2021 and the exercise price of the respective options.

(3) Dr. Grasso resigned in February 2022 and is not entitled to any severance or benefit continuation. Under his separation agreement, as consideration for his transition services to the Company, Dr. Grasso's outstanding equity awards shall continue to vest.

(4) Dr. Dale's compensation amounts presented in USD based on the exchange rate on December 31, 2021 of 1 GBP to 1.34894 USD.

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. As disclosed in our proxy last year, we determined our median employee as of December 31, 2020, based on a consistently applied compensation measure defined as the sum of annual base salary, annualized bonuses attributable to 2020 performance and the grant date fair value of equity awards granted in 2020 determined in accordance with ASC 718. We annualized pay for employees who commenced employment during 2020.

39.

For our median employee, annual total compensation was calculated in accordance with the SEC’s rules for the Summary Compensation Table, including salary, bonus, equity grant date fair value and value of certain benefits provided. For our CEO, annual total compensation is equal to the amount included in the “Total” column of the Summary Compensation Table, and our CEO’s annual total compensation for 2021 was $8,743,784. The annual total compensation of the median employee, as determined in accordance with the SEC’s rules, for 2021 was $334,295. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was 26 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Given the different methodologies, estimates, assumptions and exclusions that other public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Equity Compensation Plans

Amended and Restated 2014 Equity Incentive Plan

Our Board of Directors and stockholders approved the 2014 Plan in March 2015, which became effective in April 2015. As of December 31, 2021, there were outstanding stock options to purchase 6,951,349 shares of our common stock, unvested restricted stock units to acquire 161,468 shares of our common stock and 905,809 shares of our common stock remaining available for the grant of stock awards under our 2014 Plan.

Stock Awards. The 2014 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, which we refer to collectively as stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2014 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2014 Plan. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2014 Plan, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2014 Plan. Subject to the terms of our 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2014 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock option agreement provide otherwise, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the participant may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned

40.

by the participant, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. A participant may designate a beneficiary, however, who may exercise the option following the participant’s death.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•
arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•
accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•
arrange for the lapse of any reacquisition or repurchase right held by us;
•
cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•
make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2014 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets; or (4) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date of adoption of the 2014 Plan, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after March 6, 2025, which is the tenth anniversary of the date our Board of Directors amended and restated our 2014 Plan.

2015 Employee Stock Purchase Plan

General. Additional equity incentives may be provided through the 2015 Employee Stock Purchase Plan (the “ESPP”), which became effective in April 2015. The purpose of the ESPP is to retain the services of employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our Board of Directors administers the ESPP. Under the ESPP, all of our regular employees (including our Named Executive Officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than twenty-seven months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased

41.

for employees participating in the offering. Unless otherwise determined by the Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

Corporate Transactions. In the event of certain significant corporate transactions, including consummation of: (i) a sale or other disposition of all the Company’s assets, (ii) a sale or other disposition of at least 90% of the Company’s outstanding securities, (iii) a merger, consolidation or similar transaction where the Company does not survive the transaction or (iv) a merger, consolidation or similar transaction where the Company does survive the transaction but the shares of its common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase the Company’s stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of the Company’s common stock within 10 business days prior to such corporate transaction and such purchase rights will terminate immediately.

Amendment and Termination. The Board of Directors has the authority to amend or terminate the ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. The Company will obtain stockholder approval of any amendment to the ESPP as required by applicable law or listing requirements.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by stockholders:
2014 Equity Incentive Plan	7,112,817	$20.08	905,809
2015 Employee Stock Purchase Plan	—	$—	128,006
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	7,112,817	$20.08	1,033,815

(1) Includes 6,951,349 shares reserved for outstanding options and 161,468 shares reserved for the settlement of restricted stock units under the 2014 Plan.

(2) The weighted average exercise price excludes restricted stock units, which have no exercise price.

(3) Under the terms of our 2014 Plan, the number of shares of our common stock reserved for issuance under our 2014 Plan will automatically increase on January 1 of each year through January 1, 2025 by a number of shares equal to (i) 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or (ii) a lesser amount determined by our Board of Directors. Under the terms of our ESPP, the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each year through January 1, 2025 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 2,000,000 shares; or (iii) an amount determined by our Board of Directors. On January 1, 2022, the number of shares of our common stock reserved for issuance under our 2014 Plan and ESPP was increased by an additional 2,662,882 shares and 665,720 shares, respectively.

(4) As of December 31, 2021, we did not have any equity compensation plans that were not approved by our stockholders.

42.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2022, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC, and other sources. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 66,636,105 shares outstanding on March 31, 2022, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Kura Oncology, Inc., 12730 High Bluff Drive, Suite 400, San Diego, CA 92130.

Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(1)	Percentage of Common Stock Beneficially Owned (%)(1)
Greater than 5% stockholders
BlackRock, Inc.(2)	5,095,026	7.6%
EcoR1 Capital, LLC(3)	4,543,447	6.8%
Avoro Capital Advisors LLC(4)	4,000,000	6.0%
Suvretta Capital Management, LLC(5)	3,572,419	5.4%
Deerfield Mgmt, L.P.(6)	3,513,756	5.3%
State Street Corporation(7)	3,378,143	5.1%
Deep Track Capital, LP(8)	3,362,000	5.0%
Directors and Named Executive Officers
Troy E. Wilson, Ph.D., J.D.(9)	2,609,785	3.9%
Helen Collins, M.D.	—	*
Faheem Hasnain(10)	122,983	*
Thomas Malley(11)	188,557	*
Diane Parks(12)	51,666	*
Carol Schafer	—	*
Stephen H. Stein, M.D.(13)	92,333	*
Mary T. Szela(14)	73,583	*
Stephen Dale, M.D.(15)	142,583	*
Kirsten Flowers(16)	202,360	*
Kathleen Ford(17)	226,030	*
Marc Grasso, M.D.(18)	431,532	*
All current executive officers and directors as a group (12 persons)(19)	3,709,880	5.4%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of March 31, 2022, whether through the exercise, settlement or conversion of any stock option, restricted stock units, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2) Based on a Schedule 13G/A filed with the SEC on February 3, 2022 filed by BlackRock, Inc. on behalf of itself and certain of its subsidiaries, as of December 31, 2021. BlackRock, Inc. has sole dispositive power with respect to 5,095,026 shares and sole voting power over 4,978,743 of such shares. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3) Based on a Schedule 13G filed with the SEC on January 31, 2022 filed by EcoR1 Capital, LLC, on behalf of itself and certain of its affiliates, and Oleg Nodelman, as of January 21, 2022. EcoR1 Capital, LLC has shared dispositive and voting power over 4,543,447 shares of common stock. The principal business address for EcoR1 Capital, LLC is 357 Tehama Street #3, San Francisco, CA 94103.

(4) Based on a Schedule 13G filed with the SEC on February 12, 2021, as of December 31, 2020. Avoro Capital Advisors LLC has sole dispositive and voting power with respect to 4,000,000 shares of common stock. The principal business address for Avoro Capital Advisors LLC is 110 Greene Street, Suite 800, New York, New York 10012.

(5) Based on a Schedule 13G/A filed with the SEC on February 11, 2022, filed by Suvretta Capital Management, LLC, on behalf of itself and certain of its affiliates, and Aaron Cowen as of December 31, 2021. Suvretta Capital Management, LLC has shared dispositive and voting power over 3,572,419 shares of common stock. The principal business address for Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, New York 10022.

43.

(6) Based on a Schedule 13G filed with the SEC on December 3, 2021 filed by Deerfield Mgmt, L.P., on behalf of itself and certain of its affiliates, and James E. Flynn, as of November 29, 2021. Deerfield Mgmt, L.P. has shared dispositive and voting power over 3,513,756 shares of common stock. The principal business address for Deerfield Mgmt, L.P. is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(7) Based on a Schedule 13G filed with the SEC on February 11, 2022 filed by State Street Corporation on behalf of itself and certain of its subsidiaries, as of December 31, 2021. State Street Corporation has shared dispositive power with respect to 3,378,143 shares of common stock and shared voting power over 3,264,508 of such shares. The principal business address for State Street Corporation is 1 Lincoln Street, Boston, Massachusetts 02111.

(8) Based on a Schedule 13G filed with the SEC on February 4, 2022 filed by Deep Track Capital, LP, certain of its affiliates, and David Kroin, as of January 28, 2022. Deep Track Capital, LP has shared dispositive and voting power over 3,362,000 shares of common stock. The principal business address for Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(9) Consists of (a) 41,060 shares of common stock owned by Dr. Wilson, (b) 1,620,017 shares of common stock owned by Red Fish Blue Fish Revocable Trust, dated December 31, 2012, and (c) 948,708 shares of common stock that Dr. Wilson has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options. Dr. Wilson is a trustee of Red Fish Blue Fish Revocable Trust, dated December 31, 2012 and as such has voting and investment power over the securities held by such trust.

(10) Consists of (a) 23,983 shares of common stock owned by Mr. Hasnain and (b) 99,000 shares of common stock that Mr. Hasnain has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(11) Consists of (a) 89,557 shares of common stock owned by Mossrock Capital, LLC and (b) 99,000 shares of common stock that Mr. Malley has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options. Mr. Malley is the president of Mossrock Capital, LLC and has voting and investment power over such shares.

(12) Consists of 51,666 shares of common stock that Ms. Parks has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(13) Consists of 92,333 shares of common stock that Dr. Stein has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(14) Consists of 73,583 shares of common stock that Ms. Szela has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(15) Consists of 142,583 shares of common stock that Dr. Dale has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(16) Consists of (a) 611 shares of common stock owned by Ms. Flowers and (b) 201,749 shares of common stock that Ms. Flowers has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(17) Consists of (a) 1,135 shares of common stock owned by Ms. Ford and (b) 224,895 shares of common stock that Ms. Ford has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(18) Consists of 431,532 shares of common stock that Dr. Grasso has the right to acquire from us within 60 days of March 31, 2022 pursuant to the exercise of stock options.

(19) Consists of the shares described in footnotes (9) through (17) and does not include Dr. Grasso's shares, as he resigned from the Company effective February 4, 2022.

44.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation awarded to, earned by or paid to each of our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Helen Collins, M.D.*	17,097	781,480	798,577
Faheem Hasnain	80,000	309,069	389,069
Robert E. Hoffman**	34,892	309,069	343,961
Thomas Malley	55,500	309,069	364,569
Diane Parks	49,000	309,069	358,069
Carol Schafer***	30,509	944,661	975,170
Steven H. Stein, M.D.	49,000	309,069	358,069
Mary T. Szela	57,500	309,069	366,569

* Became a director in July 2021.

** Resigned from the Board of Directors in August 2021.

*** Became a director in June 2021.

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2) As of December 31, 2021, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors was as follows: 65,166 for Dr. Collins, 122,000 shares for Mr. Hasnain, 49,000 shares for Mr. Hoffman, 122,000 shares for Mr. Malley, 84,666 shares for Ms. Parks, 69,000 for Ms. Schafer, 115,333 shares for Dr. Stein and 96,583 shares for Ms. Szela. None of our non-employee directors held other unvested stock awards as of December 31, 2021.

Our director compensation policy (the “Director Compensation Policy”) provides for both cash retainer fees and automatic, non-discretionary annual equity grants. Pursuant to the Director Compensation Policy, our non-employee directors receive the following compensation:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $27,500 for our Lead Independent Director;
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an initial option grant to purchase 46,000 shares of our common stock on the date of each new non-employee director’s appointment to our Board of Directors, vesting annually over a three-year period; and
•
an annual option grant to purchase 23,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting in full on the one-year anniversary of the date of grant (the foregoing grants to non-employee directors joining our Board of Directors other than at an annual stockholder meeting will be prorated for the number of months remaining until our next annual stockholder meeting).

Each of the initial and annual option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change of control (as defined under our 2014 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2014 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for cause or due to death or disability. The options will be granted under our 2014 Plan, the terms of which are described in more detail above under “Equity Compensation Plans—Amended and Restated 2014 Equity Incentive Plan.”

45.

Director’s fees are prorated to the date the director is appointed or elected. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors, subject to our travel policy.

Limitation of Liability and Indemnification

Our Amended and Restated Certificate of Incorporation, as amended, limits our directors’ liability to the fullest extent permitted under Delaware corporate law. Delaware corporate law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•
for any breach of the director’s duty of loyalty to us or our stockholders;
•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•
under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or
•
for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his or her capacity as our representative who is, or is threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our Amended and Restated Certificate of Incorporation, as amended, because we believe that it is important to attract qualified directors and officers.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

46.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant and the related person had or will have a direct or indirect material interest where the amount involved exceeds $120,000.

Since January 1, 2021, we have engaged in the following transactions with our respective directors, executive officers and holders of more than 5% of voting securities, which we refer to as principal stockholders, and affiliates or immediate family members of our respective directors, executive officers and principal stockholders, other than employment and compensation arrangements, certain of which are described in the section above titled “Executive Compensation.” We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Employment and Separation Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our Named Executive Officers, refer to “Executive Compensation—Agreements with our Named Executive Officers” above.

Equity Awards Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in “Executive Compensation—Grants of Plan-Based Awards”, “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “Non-Employee Director Compensation” above. Additionally, beginning in January 2022, we have also granted RSUs to our executive officers.

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and our officers. The indemnification agreements, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such parties.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-party transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-parties transactions, our Audit Committee or another

47.

independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

48.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Kura stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Kura. Direct your written request to Kura Oncology, Inc., Attn: Investor Relations, 12730 High Bluff Drive, Suite 400, San Diego, CA 92130 or contact Investor Relations at (858) 500-8803. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Teresa Bair, J.D.
Chief Legal Officer and Secretary

April 28, 2022

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, KURA ONCOLOGY, INC., 12730 HIGH BLUFF DRIVE, SUITE 400, SAN DIEGO, CA 92130.

49.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/KURA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-829-5219 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/KURA Kura Oncology, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 25, 2022 DATE: Tuesday, June 21, 2022 TIME: 8:30 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/KURA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Troy E. Wilson, Ph.D., J.D. and Teresa Bair, J.D. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Kura Oncology, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Please make your marks like this: X FOR FOR FOR FOR FOR Signature (if held jointly)

D AND MARK ON THE REVERSE SIDE Please make your marks like this: X FOR FOR FOR FOR FOR Signature (if held jointly)

# Kura Oncology, Inc.

## Annual Meeting of Stockholders

**Please make your marks like this: X**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE:**

**"FOR"** all of the nominees for director listed below and **"FOR"** Proposals 2 and 3

| | PROPOSAL | YOUR VOTE | | | BOARD OF DIRECTORS RECOMMENDS |
|---|---|---|---|---|---|
| 1. | Election of three Class II directors for three-year terms: | FOR | | WITHHOLD | |
| | 1.01 Helen Collins, M.D. | ☐ | | ☐ | FOR |
| | 1.02 Thomas Malley | ☐ | | ☐ | FOR |
| | 1.03 Carol Schafer | ☐ | | ☐ | FOR |
| | | FOR | AGAINST | ABSTAIN | |
| 2. | Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. | ☐ | ☐ | ☐ | FOR |
| 3. | Approval, on an advisory basis, of the compensation of our named executive officers during the year ended December 31, 2021. | ☐ | ☐ | ☐ | FOR |
| 4. | To transact any other business as may properly come before the meeting or any adjournment or postponement thereof. | | | | |

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

| Signature (and Title if applicable) | Date | Signature (if held jointly) | Date |
|---|---|---|---|